Exhibit 2.0

                         BUSINESS COMBINATION AGREEMENT

     This agreement is entered into the 15th day of September, 2005 between ECOLOCLEAN INDUSTRIES, INC., a Nevada corporation (herein, "ECCI or Company") and AQUATRONICS INDUSTRIES, INC., a Rhode Island corporation, (herein, "AQI"), and AQI's shareholder, RUTH SCHACHTER, (herein, SELLER).

Background
----------

A. ECCI desires to acquire all of the issued and outstanding capital stock of AQI from SELLER.

B. SELLER owns all of the capital stock of AQI consisting of One Hundred (100) shares.

C. SELLER desires to sell all of her AQI capital stock in exchange for Two Million Five Hundred Thousand (2,500,000) ECCI shares.

     For good and valuable consideration, receipt of which is acknowledged the parties agree, represent and warrant the following:

                                    Agreement
                                    ---------

A. Exchange of Shares. ECCI and SELLER agree to exchange shares whereby ECCI will acquire all of the issued and outstanding capital stock of AQI in exchange for ECCI common stock. ECCI will issue Two Million Five Hundred Thousand (2,500,000) shares of ECCI shares for all of SELLER'S capital stock in AQI consisting of One Hundred (100) shares. The exchange share basis is Twenty-five Thousand ECCI shares for One AQI share. The shares will be issued from ECCI's authorized and unissued common stock capital pursuant to the securities transaction exemption afforded by Section 4(2) of the Securities Act of 1933, as amended and relevant state law securities transaction exemptions. The ECCI common shares will be deemed restricted securities as required by federal law under the Section 4(2) exemption and bear the Company's standard restrictive legend. The issuance of the 2,500,000 ECCI shares is valued at Ten ($0.10) per share or Two Hundred Fifty Thousand ($250,000) Dollars.

B. Financing Obligation. ECCI agrees to provide AQI Three Hundred Thousand ($300,000) Dollars for working capital. To date, ECCI has paid AQI $191,000 Dollars, of which One Hundred Sixty Thousand ($160,000) is working capital and Thirty-one Thousand ($31,000) is loan repayable to ECCI. The $140,000 working capital balance of these funds will be paid at closing of this agreement.

C. Representations, Warranties and Covenants of ECCI: The Company represents and warrants to SELLER as of the date hereof and as of the Closing Date:

     SECTION 1. Enforceability of Agreement Against the Company. ECCI has all necessary power and authority to enter into this Agreement, perform the obligations and to consummate the contemplated transactions. This Agreement constitutes the legal, valid and binding obligations of ECCI enforceable against it in accordance with the respective terms of this Agreement.

     SECTION 2. Shares. The ECCI common shares, when issued, will be free and clear of all liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership with the exception of restrictions imposed by federal and state law. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of shares or other ownership interests in the Shares, except set forth in this Agreement.

     SECTION 3. Incorporation, Authority and Qualification of ECCI. ECCI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. ECCI has all necessary corporate power and authority to carry on the business now being conducted by it. ECCI is duly qualified to do business, and is in good standing, in each jurisdiction where its properties are owned, operated or leased or the nature of its activities makes such qualification necessary. ECCI is authorized to issue 100,000,000 common shares, par value $0.0001 per share and 10,000,000 preferred shares, par value $0.001 per share. As of June 30, 2005, the company has 46,003,605 common shares issued and outstanding. No preferred shares have been issued. No other classes of stock are authorized or issued.

     SECTION 4. No Conflict. To the best knowledge and belief, the execution and delivery by ECCI of this Agreement and each Related Document to which it is a party have been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by ECCI of this Agreement and each Related Document to which they it is a party will not:

          a. Violate or conflict with any term or provision of the articles or certificate of incorporation or organization (or other charter documents) of each company;

          b. Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to either company;

          c. Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

          d. Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to ECCI business operations, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local law.

     SECTION 5. Consents, Approvals and Notifications. The execution and delivery by ECCI of this Agreement and each Related Document to which it is a party does not, and the performance by them of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person, with the exception of the disclosure requirements imposed by federal law on ECCI.

     SECTION 6. Financial Statements.

         6.1 ECCI has furnished SELLER copies of its Annual Report on Form 10-KSB for the year ending December 31, 2004 which includes (a) audited balance sheets of the Company and audited statements of income, changes in shareholders' equity and statements of cash flow for the period ending December 31, 2004, together with the reports and notes thereon, independent certified public accountants (collectively, the "Audited Financial Statements").

         6.2 ECCI has furnished SELLER copies of its Quarterly Reports on Forms 10-QSB and 8-K for the relevant interim periods.

     SECTION 7.  Litigation.  The  Company and its  subsidiaries  are parties to various legal proceedings and claims incidental to its normal business operations. While the ultimate resolution of the various legal proceedings is not known, presently, management does not expect that the resolution of these matters will have a material adverse effect on the Company's financial statements and results of operation. There is no material claim, action, investigation, arbitration or proceeding pending or, threatened against ECCI or against or relating to any of the assets or the ability of either company to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority. ECCI is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

D. Representations, Warranties Covenants of AQI and SELLER: AQI and SELLER represent and warrant to ECCI as of the date hereof and as of the Closing Date:

     SECTION 1. Enforceability of Agreement Against the AQI and SELLER. AQI and SELLER have all necessary power and authority to enter into this Agreement to which each is a party, to carry out the obligations and to consummate the contemplated transactions. This Agreement constitutes the legal, valid and binding obligations of the AQI and SELLER enforceable against each in accordance with the respective terms of this Agreement.

     SECTION 2. SELLER'S AQI Capital Stock. SELLER'S AQI capital stock has been validly issued and is free and clear of all liens, charges, encumbrances, community property claims, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase of SELLER'S AQI capital stock.

     SECTION 3. Organization, Authority and Qualification of AQI. AQI is duly organized, validly existing and in good standing under the laws of the State of Rhode Island. AQI has all necessary power and authority to carry on the business now being conducted by it. AQI is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. AQI is authorized to issue 4,000 shares of capital stock, no par value. The company has 100 shares issued and outstanding. No other classes of ownership are authorized or issued. There are no outstanding options, warrants, rights or otherwise, other than those disclosed in the financial statements.

     SECTION 4. No Conflict. The execution and delivery by AQI and SELLER of this Agreement and each Related Document to which the each is a party has been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by AQI and SELLER of this Agreement and each Related Document to which each is a party will not:

     i. Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of AQI;

     ii. Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to AQI and SELLER ;

     iii. Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

     iv. Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to AQI'S business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local law.

     SECTION 5. Consents, Approvals and Notifications. The execution and delivery by the AQI and SELLER of this Agreement and each Related Document to which each is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

     SECTION 6. Financial Statements.

         6.1 AQI has furnished to the Company copies of (a) unaudited balance sheets of the Company and unaudited statements of income, changes in shareholders' equity and statements of cash flow for the fiscal years ending May 31, 2004 and 2005, and interim two month report June 1 until July 31, 2005, together with the reports and notes thereon, independent certified public accountants (collectively, the "Unaudited Financial Statements").

         6.2 The Unaudited Financial Statements (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and are true and correct and present fairly in all material respects the financial condition of AQI and the results of operations and changes in cash flow of AQI for the periods to which each relates.

         6.3 To the knowledge of the AQI and SELLER, the Interim Financial Statements, if prepared, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Unaudited Financial Statements), and are true and correct and present fairly in all material respects the financial condition of each company and the results of operations and changes in cash flow of AQI for the periods to which it relates.

     SECTION 7. Litigation. There is no claim, action, investigation, arbitration or proceeding pending or, threatened against AQI and SELLER, or against or relating to any of the assets or the ability of AQI and SELLER to perform their respective obligations hereunder, before any arbitrator, judge, court or governmental authority. AQI and SELLER are not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

     SECTION 8. Contracts. To the extent applicable, Exhibit "A" contains an accurate and complete list of all written and oral agreements and contracts in effect on the date of this Agreement to which AQI is a party in connection with their respective business operations or by which any of their properties or assets relating to their respective business operations are bound. There are no contracts in formation or which are capable of subsequent formation as a result of future satisfied conditions. AQI has made available to ECCI true and complete copies of the contracts (including any amendments or modifications thereto).

     i. Key Man Insurance. AQI will transfer all obligations and ownership of the Howard Schachter life insurance policy to Ruth Schachter, or her nominees at closing.

     SECTION 9. Environmental Matters. AQI has not used any property, real or personal to generate, manufacture, refine, transport, treat, store, handle, or dispose of any hazardous substances except in accordance with all applicable federal and state environmental laws.

     SECTION 10. Taxes. AQI has filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and each company has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by it to be adequate with respect thereto. Schedule 10 sets for the details of all unpaid AQI taxes.

     SECTION 11. Absence of Changes. Since the date of the Unaudited Financial Statements, AQI has operated its business in the ordinary course consistent with past practices and there have not been, except as disclosed in this Agreement or the Exhibits attached hereto:

     i. any Material Adverse Effect;

     ii. any damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property used or useful in the business operations, normal wear and tear excepted;

     iii. any payments, discharges or satisfactions by it of any liens, claims, charges or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the business operations, other than in the ordinary course of the business and consistent with past practice;

     iv. any licenses, sales, transfers, pledges, mortgages or other dispositions of any tangible or intangible assets having a value over $1,000 (in the aggregate) used or held for use in connection with the operation of the business, other than in the ordinary course of business and consistent with past practice;

     v. any write-offs as uncollectible of any accounts receivable or notes receivable of the operations, or any portion thereof, not provided for in the allowance for uncollectible accounts in the Interim Financial Statements;

     vi. any cancellations of any material debts or claims of, or any amendments, terminations or waivers of any rights of material value to, the business operations;

     vii. any general uniform increase in or change in the method of computing the compensation of employees of it who perform services for the benefit of their respective business operations;

     viii. any material changes in the manner in which either company extends discount or credits to customers or otherwise deals with customers of its business;

     ix. any material changes in the accounting methods or practices followed by either company and or any changes in depreciation or amortization policies or rates theretofore adopted;

     x. any capital commitments by either company and for additions to property, plant or equipment of their respective business operations;

     xi. any agreements or commitments to merge or consolidate with or otherwise acquire any other corporation, association, firm or other business organization or division thereof;

     xii. any declarations of dividend, payment of any dividend, issuance of any securities, purchase or redemption of any securities, commitments or authorizations for any changes to its Articles of Incorporation or amendments to any by-laws, conversions of any options, warrants or otherwise into common shares, and except as disclosed in paragraph B.1. relating to the total membership units issued and outstanding which resulted from a corporate reorganization?

     xiii. any other material transaction relating to either company other than in the ordinary course of the business and consistent with past practices; or

     xiv. any agreements or understandings, whether in writing or otherwise, for either company to take any of the actions specified in items i. through xiii. above.

     SECTION 12. Undisclosed Liabilities. AQI does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $1,000.

     SECTION 13. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, AQI has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

     SECTION 14. Consents, Approvals and Notifications. The execution and delivery by AQI and SELLER of this Agreement to which each is a party does not, and the performance by each of this Agreement will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

E. Miscellaneous Provisions.

     SECTION 1. Conditions to Closing

         1.1 Conditions to Obligations of AQI and SELLER. The obligations of AQI and SELLER to consummate this Agreement and deliver the shares of capital stock will be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by ECCI without waiver of any other rights or remedies which the either company may have under this
Agreement:

             i. No Order, Decree, Injunction or Adverse Enactments. The ECCI will not be subject on the Closing Date to any order, decree or injunction of a Governmental Authority and no law will have been enacted, promulgated or issued, which enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

             ii. No Litigation. There will not be pending on the Closing Date any material lawsuit, claim or legal action involving either the ECCI which might materially and adversely affect the transactions contemplated by this Agreement.

             iii. The ECCI Closing Documents. At the Closing, ECCI will have executed and/or delivered the following Related Documents to which it is a party or for which it is responsible: (1) this Agreement with attached Schedules and Exhibits signed by each company's authorized representative, (2) Copies of the

Unanimous Consent of the Board of Directors of ECCI authorizing sale and issuance of the ECCI exchange shares, (3) the delivery of the ECCI shares to the SELLER.

         1.2 Conditions to Obligations of ECCI. The obligations of ECCI to consummate this Agreement and deliver the ECCI exchange shares will be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the Company without waiver of any other rights or remedies which the Company may have under this Agreement.

             i. The AQI and SELLER'S Closing Documents. At the Closing, the AQI and SELLER will have executed and/or delivered the following Related Documents to which each is a party, or for which each is responsible: (1) this Agreement with attached Schedules and Exhibits signed by the authorized representative of AQI and SELLER, (2) SELLER will deliver and transfer her countersigned shares of AQI along with AQI'S authorized representative attesting to the authenticity of SELLER'S signature and (3) executed copy of the Howard Schachter employment agreement.

             ii. Other Actions. All other documents required to have been delivered by AQI and SELLER, and all actions required to have been taken by each of them, at or prior to the Closing, will have been delivered or taken in all material respects.

         1.3 Closing Date. The date of closing will be retroactively construed as August 1, 2005.

     SECTION 2. Indemnification.

         2.1 Survival. All representations and warranties and covenants and agreements contained herein shall survive the execution of hereof and the Closing Date. Any investigations by or on behalf of any party shall not constitute a waiver as to enforcement of any representation, warranty or covenant contained in this Agreement. No notice or information delivered by one party shall affect the other party's right to rely on any representation or warranty made by the party delivering the notice or information or relieve that party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

     SECTION 3. General Provisions.

         3.1 Headings and  Interpretation.  The headings used in this  Agreement
are  for   reference   purposes  only  and  shall  not  affect  the  meaning  or
interpretation of any term or provision of this Agreement.

         3.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

         3.3   Entire   Agreement.   This   Agreement   represents   the  entire
understanding  of the parties with  reference  to the matters set forth  herein.

This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

         3.4 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

         3.5 Applicable Law. This Agreement shall be governed by the substantive laws of the State of Texas, without regard to its conflict of laws provisions.

         3.6 Counterparts and Facsimile Transmission Copies of Originals. This Agreement may be executed in several original or facsimile copy counterparts and all so executed and transmitted shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart. Facsimile transmitted signatures shall be deemed valid as though they were originals and the parties may perform any and all obligations and duties in reliance on the facsimile copies.

         3.7 Further Assurances, Additional Documents, Etc. The parties will cooperate with each other to accommodate the intent of this agreement.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Business Combination Agreement as of the date first written above.

AQUATRONICS INDUSTRIES, INC.                         ECOLOCLEAN INDUSTRIES, INC.


 /s/ Howard Schachter                                 /s/ Royis Ward
----------------------------                         ---------------------------
By: Howard Schachter                                 By: Royis Ward
Title: President                                     Title: President


SELLER:


 /s/ Ruth Schachter
----------------------------
Ruth Schachter